                                                                    Exhibit 99.1


(VIASAT (R) LOGO)   News                                          August 3, 2004

                                                                  Contact:
                                                                  Bruce Rowe
                                                                  ViaSat Inc.
                                                                  760-476-2505
                                                                  www.viasat.com


              VIASAT REPORTS RECORD REVENUES, EARNINGS GROWTH AND
                         CONTINUED STRONG NEW ORDER FLOW


      CARLSBAD, CA -- ViaSat, Inc. (NASDAQ: VSAT), a provider of communication systems for government and commercial customers, today announced financial and operating results for the first quarter of fiscal year 2005. Highlights included record revenues in the first quarter of $84.2 million, near record orders for new business in a single quarter of $101.9 million, and earnings growth for the company.

      "ViaSat is off to a strong start in fiscal 2005 from both the financial performance and business environment perspectives," said Mark Dankberg, chairman and CEO of ViaSat. "We set new records for revenue and backlog while almost tripling pro forma earnings compared with the same period last year, and we also launched important new commercial and defense products that we anticipate to contribute to our results in the years ahead."

FINANCIAL RESULTS

      For the first quarter ended July 2, 2004*, the company reported the following:

      (In millions, except per share data)             Q1 2005          Q1 2004
      --------------------------------------------------------------------------
      Revenues                                         $  84.2          $  59.3
      Actual net income (loss)                         $   3.6          $   0.5
      Per share net income (loss)                      $  0.13          $  0.02
      Pro forma net income (loss)**                    $   4.7          $   1.6
      Per share pro forma net income (loss)**          $  0.17          $  0.06
      Fully diluted weighted average shares               28.3             26.9
      --------------------------------------------------------------------------
      --------------------------------------------------------------------------
      New orders/Contract awards                       $ 101.9          $ 102.2
      Sales backlog                                    $ 299.3          $ 256.6

* ViaSat uses a 52- or 53-week fiscal year which ends on the Friday closest to March 31. ViaSat's quarters for fiscal year 2005 end on July 2, 2004, October 1, 2004, December 31, 2004 and April 1, 2005.

** All non-GAAP pro forma numbers have been adjusted to exclude the effects of acquisition charges (amortization of intangible assets). A reconciliation of specific adjustments to GAAP results for these periods is included in the "Pro Forma Condensed Consolidated Statement of Operations" table on page 5 of this release. A description of our use of non-GAAP information is provided under "Use of Pro Forma Financial Information" below.


                                    --more--

VIASAT News                                                                    2


GOVERNMENT SEGMENT

      The Government segment had quarterly revenues of $38.1 million, a 39% increase over the first quarter of fiscal year 2004. New contract awards exceeded $63 million. The revenue growth was primarily attributable to increases in our tactical data links, information assurance and government broadband business areas.

COMMERCIAL SEGMENT

      Revenue increased to $47.4 million for the first quarter, a 46% increase over the first quarter of fiscal year 2004. Revenue increases resulted from growth in our consumer broadband, enterprise VSAT networks and large antenna systems businesses. The commercial segment posted nearly $39 million in new contract awards during the quarter.

SELECT FIRST QUARTER 2005 BUSINESS HIGHLIGHTS

- Received our largest single award for Multifunctional Information Distribution System (MIDS) terminals of $47.2 million, including both LVT(1) airborne and LVT(2) ground-based terminals.

- Order for 225 Tactical EBEMs (Enhanced Bandwidth Efficient Modem) for the Navy. This is the first order for tactical units and brings our total backlog to 956 units (including 36 test units).

- Follow-on award from Cubic Corporation (AMEX: CUB) of approximately $4.7 million, including both antenna systems and information security products, for the Communications Data Link System (CDLS). The order resulted from exercised options under a five-year contract between ViaSat and Cubic, and added 14 more antenna systems to the initial order.

- Continued to build backlog for our SurfBeam consumer broadband system, including a new contract with Telesat Canada. Telesat's plan to offer broadband service throughout Canada took a big step forward with the recent successful launch of the Anik F2 satellite with Ka-band spot beams.

- Our LinkStar(R) broadband VSAT continued its strong sales with a record 5,800 units shipped for the quarter, including major new network installations for distance learning in Honduras and Malaysia, along with travel center Wi-Fi hot spots and retail furniture stores in the U.S. In addition, the LinkStar system completed a series of tests, which showed compliance with the international DVB-RCS (Digital Video Broadcast - Return Channel Satellite) open standard. The joint testing with European partner Eutelsat S.A. was based on a test plan authored by SatLabs, a forum comprising several equipment manufacturers chartered by the European Space Agency (ESA) to promote DVB-RCS interoperability.


                                    --more--

VIASAT News                                                                    3


CONFERENCE CALL

      ViaSat Inc. will host a conference call to discuss these fiscal year 2005 first quarter results at 5:00 P.M. Eastern Time on Tuesday, August 3, 2004. The dial-in number is (800) 510-0146 and the reservation code is 52251350. A replay will be available until 7:00 P.M. August 5 at (888) 286-8010, reservation code 71523338. You can also access our conference call webcast and other material financial information discussed on our conference call (including any information required by Regulation G) on the Investor Relations Events Calendar page of our corporate web site (www.viasat.com). The call will be archived and available on that site for at least twelve months immediately following the conference call.

ABOUT VIASAT

      ViaSat produces innovative satellite and other wireless communication products that enable fast, secure, and efficient communications to any location. ViaSat has a full line of VSAT products for data and voice applications. ViaSat is a market leader in Ka-band satellite systems, from user terminals to large gateways. Other products include network security devices, tactical data radios, and communication simulators. ViaSat has locations in Carlsbad, CA, and Norcross, GA, along with its Comsat Laboratories division based in Clarksburg, MD. Additional field offices are located in Boston, MA, Washington DC/Baltimore, Australia, China, India, and Italy.

      In addition, ViaSat's wholly-owned subsidiary, U.S. Monolithics, designs and produces monolithic microwave integrated circuits (MMICs) and modules for use in broadband communications. U.S. Monolithics is based in Chandler, Arizona.

USE OF PRO FORMA FINANCIAL INFORMATION

      Pro forma net income (loss) excludes the effects of acquisition charges (amortization of intangible assets). Pro forma net income is provided to enhance the overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the pro forma results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported pro forma results to the investment community, we believe the inclusion of pro forma numbers provides consistency in our financial reporting. Further, these adjusted pro forma results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. See the "Pro Forma Condensed Consolidated Statement of Operations" table for a reconciliation of net income (loss) to pro forma net income (loss).


                                    --more--

VIASAT News                                                                    4


SAFE HARBOR STATEMENT

      Portions of this release, particularly ViaSat's financial prospects for fiscal year 2005 and beyond and the "Select First Quarter 2005 Business Highlights" section, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. ViaSat wishes to caution you that there are some factors that could cause actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including but not limited to:
ViaSat's ability to perform under existing contracts and obtain additional contracts, ViaSat's ability to develop new products that gain market acceptance, changes in product supply, pricing and customer demand, changes in relationships with, or the financial condition of, key customers or suppliers, changes in government regulations, changes in economic conditions globally and in the communications markets in particular, increased competition, potential product liability, infringement and other claims, and other factors affecting the communications industry generally. ViaSat refers you to the documents it files from time to time with the Securities and Exchange Commission, specifically the section titled Factors That May Affect Future Performance in ViaSat's Form 10-K. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

      Comsat Labs and Comsat Laboratories are tradenames of ViaSat Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. "Comsat" is a registered trademark of COMSAT Corporation.


                                       ###

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)


                                             THREE MONTHS ENDED
                                        ---------------------------
                                        JULY 2, 2004   JULY 4, 2003
                                        ------------   ------------
Revenues                                  $ 84,170       $ 59,264
Cost of revenues                            62,776         43,325
                                          --------       --------
Gross Profit                                21,394         15,939
Operating expenses:
Selling, general & administrative           12,213         10,324
Independent research and development         1,844          3,718
Amortization of intangible assets            1,958          1,960
                                          --------       --------
Income (loss) from operations                5,379            (63)
Interest and other                             (45)          (214)
                                          --------       --------
Income (loss) before income taxes            5,334           (277)
                                          --------       --------
Net Income                                $  3,563       $    463
                                          ========       ========
Diluted net income per share              $   0.13       $   0.02
                                          ========       ========
Diluted common equivalent shares            28,276         26,858


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)


                                                          THREE MONTHS ENDED
                                                     ---------------------------
                                                     JULY 2, 2004   JULY 4, 2003
                                                     ------------   ------------
Revenues                                               $ 84,170       $ 59,264
Cost of revenues                                         62,776         43,325
                                                       --------       --------
Gross Profit                                             21,394         15,939
Operating expenses:
Selling, general & administrative                        12,213         10,324
Independent research and development                      1,844          3,718
                                                       --------       --------
Pro forma income from operations                          7,337          1,897
Interest and other                                          (45)          (214)
                                                       --------       --------
Pro forma income  before income taxes                     7,292          1,683
                                                       --------       --------
Pro forma net income                                   $  4,738       $  1,639
                                                       ========       ========
Pro forma diluted net income per share                 $   0.17       $   0.06
                                                       ========       ========
Diluted common equivalent shares                         28,276         26,858

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME
ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

GAAP net income                                        $  3,563       $    463
Amortization of intangible assets                         1,958          1,960
Income tax effect                                          (783)          (784)
                                                       --------       --------
Non-GAAP net income                                    $  4,738       $  1,639
                                                       --------       --------

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                 (In thousands)

ASSETS                         JULY 2, 2004   APRIL 2, 2004
------                         ------------   -------------
Current Assets:
Cash and S-T investments          $ 19,560      $ 18,670
Accounts receivable, net           112,940       110,766
Inventory                           30,215        30,357
Deferred income taxes                5,487         5,487
Other current assets                10,242         9,251
                                  --------      --------
Total current assets               178,444       174,531
                                  --------      --------
Goodwill, net                       19,492        19,492
Other intangible assets, net        25,674        27,632
Property and equip, net             31,584        32,052
Other assets                        18,405        18,975
                                  --------      --------
                                  $273,599      $272,682
                                  ========      ========

LIABILITIES AND
STOCKHOLDERS' EQUITY           JULY 2, 2004   APRIL 2, 2004
--------------------           ------------   -------------
Current liabilities:
Accounts payable                $ 34,629      $ 32,635
Accrued liabilities               25,957        34,050
Line of credit                        --            --
                                --------      --------
Total current liabilities         60,586        66,685

Other liabilities                  3,487         2,944

                                --------      --------
Total liabilities                 64,073        69,629
                                --------      --------

Total stockholders' equity       209,526       203,053
                                --------      --------
                                $273,599      $272,682
                                ========      ========